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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 15, 2005

                            ENTERASYS NETWORKS, INC.

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     1-10228               04-2797263
(State or Other Jurisdiction       (Commission File         (IRS Employer
      of Incorporation)                 Number)           Identification No.)


                                50 Minuteman Road
                                Andover, MA 01810

               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (978) 684-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS

On November 14, 2005, Enterasys Networks, Inc. ("the Company") announced that it had entered into an Agreement and Plan of Merger, which provides for the Company to be acquired by an investment group led by the private investment firms The Gores Group, LLC and Tennebaum Capital Partners, LLC (the "investor group") for $13.92 per share, or $386 million. On November 15, 2005, an individual alleging to be a shareholder of the Company filed a purported class action lawsuit in the Delaware Chancery Court against the Company, its directors, and the investor group. Although the Company has not yet been served, it has reviewed a copy of the complaint. The plaintiff alleges that the price paid in the transaction is inadequate and was not the result of an open bidding process or other market check mechanism. The complaint purports to seek to enjoin the transaction, as well as compensatory damages and attorney fees. As previously disclosed by the Company, the transaction with the investor group was the result of a lengthy process conducted by the Board of Directors and a Special Committee of independent directors of the Company, with advice from JP Morgan Securities, Inc., in which the investor group emerged as the highest bidder. The Company believes that the claim is without merit and intends to defend this matter vigorously.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENTERASYS NETWORKS, INC.

Date:  November 21, 2005                    By: /s/ Gerald M. Haines II
                                                 --------------------------
                                                 Gerald M. Haines II
                                                 Executive Vice President

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